UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 3, 2009

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On December 3, 2009, the Board of Directors of Zix Corporation (the “Company”) completed an ongoing review of strategic alternatives for the Company’s e-Prescribing business and concluded that the Company should exit this business by winding down its operations while honoring ongoing contractual obligations to customers and others. On December 8, 2009, the Company issued a press release announcing its intent to exit the e-Prescribing business. A copy of this press release is attached hereto as Exhibit 99.1. At this time, the Company is unable to make a determination of the estimated costs and cash expenditures associated with winding down the e-Prescribing business, as required by this Item of Form 8-K. Once this determination has been made, the Company will file an amended report on Form 8-K/A and include such information under Item 2.05.

Exhibit No.	Description

99.1	Press Release, dated December 8, 2009, titled “Zix Corporation Announces Planned Exit from e-Prescribing Business”.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: December 8, 2009	By:	/s/ Susan K. Conner
Susan K. Conner
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated December 8, 2009, titled “Zix Corporation Announces Planned Exit from e-Prescribing Business.”